Exhibit 99.1

The ONE Group Hospitality, Inc. Announces Planned Rights Offering of up to $4,000,000 and Record Date

Net Proceeds to Primarily Fund the Planned Development of Future STK Restaurants

NEW YORK—The ONE Group Hospitality, Inc. (the “Company” or “The ONE Group”) (NASDAQ:STKS) today announced that its board of directors has approved a non-transferable rights offering which will allow its stockholders to acquire additional shares of common stock (the “rights offering”). The Company is planning to commence the rights offering in order to raise equity capital in a timely and cost-effective manner, while providing the Company’s stockholders the opportunity to participate. The Company plans to make the rights offering through a distribution of non-transferable subscription rights to purchase shares of common stock of the Company to holders of its common stock as of 5:00 p.m. on January 15, 2016, on terms and conditions to be determined prior to the commencement of the rights offering. The Company expects to utilize the net proceeds of the rights offering to primarily fund the planned development of the Company’s future STK restaurants.

The proposed rights offering will also include an over-subscription privilege, which will entitle each rights holder that exercises all of its basic subscription rights in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to certain limitations.

The rights offering will be made pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333-203429) on file with the Securities and Exchange Commission. The information herein is not complete and is subject to change. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offering, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state or jurisdiction. The rights offering will be made only by means of a prospectus, copies of which will be mailed to eligible record date stockholders. Investors should consider the Company’s objectives and risks carefully before investing. The base prospectus contains this and additional information about the Company and the prospectus supplement will contain this and additional information about the rights offering and should be read carefully before investing. A copy of the based prospectus and the prospectus supplement, when available, may be obtained on the website of the Securities and Exchange Commission at www.sec.gov.

About The ONE Group

The ONE Group (Nasdaq:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. STK Rebel, a more accessibly priced STK with a broader menu, is an extension of the STK brand. The ONE Group’s food and beverage hospitality services business, ONE Hospitality, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the Company’s determination to commence a rights offering, the development of a trading market for the subscription rights and the Company’s ability to complete the rights offering. In addition, a number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) changes in applicable laws or regulations; (4) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K/A filed on April 1, 2015.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

ICR
Don Duffy or Michelle Epstein
203-682-8200

Source: The ONE Group Hospitality, Inc.